EXHIBIT 10.3


                        AMENDMENT NO. 1 TO
                   THE ATMOS ENERGY CORPORATION
               SUPPLEMENTAL EXECUTIVE BENEFITS PLAN
                (Restated as of November 11, 1992)


     WHEREAS, effective October 1, 1987, ATMOS ENERGY CORPORATION
(the "Employer") adopted THE ATMOS ENERGY CORPORATION
SUPPLEMENTAL EXECUTIVE BENEFITS PLAN (the "Plan"); and

     WHEREAS, on November 11, 1992, the Employer restated the
Plan in its entirety; and

     WHEREAS, pursuant to Section 9.1 of the Plan, the Employer desires to amend the Plan as hereinafter set forth;

     NOW, THEREFORE, the Plan shall be, and hereby is, amended, effective as of the date this Amendment is executed, in the following respects:

     1. The first sentence of the definition of "Pension Plan" in Section 2.1(j) of the Plan shall be, and hereby is, amended and revised to read in its entirety as follows:

     "The Employees' Retirement Plan of Atmos Energy Corporation, the Western Kentucky Gas Retirement Plan, or the Greeley Gas
Company Employees' Pension Plan, whichever is applicable, as amended from time to time."

     2. Section 2.3 of the Plan shall be, and hereby is, amended and revised to read in its entirety as follows:

     "GOVERNING LAW: This Plan shall be construed in accordance with and governed by the laws of the State of Texas except to the extent otherwise preempted by the Employee Retirement Income Security Act of 1974, as amended, or any other federal law."

     3. Section 3.1 of the Plan shall be, and hereby is, amended and revised to read in its entirety as follows:

     "EMPLOYEES ELIGIBLE TO PARTICIPATE: All corporate officers of the Employer elected by the Board of Directors (excluding any assistant officers that may be elected from time to time) shall participate in this Plan; provided, however, that all benefits payable under this Plan are subject to the provisions of Section
9.5 hereof. Any Participant who ceases being a corporate officer of the Employer during his employment with the Employer shall immediately cease participation in this Plan except as otherwise set forth in this Plan."

     4. The first paragraph of Section 5.1 of the Plan shall be, and hereby is, amended and revised to read in its entirety as follows:





     "Except as otherwise provided elsewhere in this Plan or in a Participation Agreement entered into in the form attached to this Plan as Exhibit C-2, if a Participant (i) has been a corporate officer of the Employer for at least two years, (ii) has at least five years of vesting service under the Pension Plan, and (iii) has reached the age when he is eligible for the immediate commencement of his Pension Plan benefit when his employment with the Employer terminates, he shall be entitled to a monthly Supplemental Pension calculated pursuant to Exhibit A-1 attached hereto; provided, however, in no event shall the combined annual payment from this Plan and the Pension Plan to any Participant listed on the Minimum Benefit Schedule attached to this Plan as Exhibit A be less than the minimum Annual Amount for such Participant specified in the Minimum Benefit Schedule."

     5. The first paragraph of Section 5.6 of the Plan shall be, and hereby is, amended and revised to read in its entirety as follows:

     "Notwithstanding anything expressly or impliedly to the contrary contained in this Plan, if, following a Change in Control of the Employer, a Participant's employment is terminated, or he is demoted or reassigned to a position that is no longer a corporate officer position, for any reason other than for Cause (as defined in Section 9.2 of this Plan), the Participant shall nevertheless be entitled to receive a Supplemental Pension at such time as he becomes entitled to receive a benefit under the Pension Plan regardless of whether the Participant has been a corporate officer for at least two years or has five years of vesting service under the Pension Plan at the time of such termination, demotion, or reassignment. Such Supplemental Pension shall be calculated in the same manner as set forth in Section 9.1 of this Plan for benefits payable in the event of a termination of the Plan."

     6. Section 6.3 of the Plan shall be, and hereby is, amended and revised to read in its entirety as follows:

     "COMMENCEMENT OF SUPPLEMENTAL PENSION: Notwithstanding the requirement contained in Section 5.1 hereof that a Participant have been a corporate officer of the Employer for at least two years, have at least five years of vesting service under the Pension Plan, and have reached the age when he is eligible for the immediate commencement of his Pension Plan benefit when his employment with Employer terminates, a Participant receiving a Disability Pension hereunder will be eligible for a Supplemental Pension under Article V hereof, provided his disability continues until the commencement of the Supplemental Pension. However, all applicable provisions of Article V relating to a reduction in the amount of a Participant's Supplemental Pension shall apply to any Supplemental Pension received hereunder unless the terms of the Plan provide otherwise."









     7.  The first sentence of the fourth paragraph of Section
9.1 of the Plan shall be, and hereby is, amended and revised to read in its entirety as follows:

     "In the event the Board of Directors terminates the Plan or any portion thereof and such termination affects the Supplemental Pension described in the Plan, a Participant's right to a Supplemental Pension shall immediately vest regardless of whether the Participant has been a corporate officer of the Employer for at least two years or has five years of vesting service under the Pension Plan."

     8. The first paragraph of Section 9.2 shall be, and hereby is, amended and revised to read in its entirety as follows:

     "Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any employee, or as a right of any employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without Cause. If a Participant's employment with the Employer is terminated without Cause or if the Participant's participation in the Plan is terminated for any reason other than resignation or termination of employment for Cause (except as otherwise provided in a Participation Agreement entered into in the form attached hereto as Exhibit C-2), the Participant shall be entitled to the benefits payable under this Plan that have accrued prior to the termination of employment or Plan participation. If such termination occurs upon or after a 'Change in Control' (as defined in Section 5.6 hereof), the Participant's right to a Supplemental Pension shall immediately vest regardless of whether the Participant has been a corporate officer of the Employer for at least two years or has five years of vesting service under the Pension Plan as of the date of such termination. The amount of the benefits payable under this Plan to a Participant whose employment with the Employer has been terminated without Cause or whose participation in the Plan has been terminated for any reason other than resignation or termination of employment for Cause (except as otherwise provided in a Participation Agreement entered into in the form attached hereto as Exhibit C-2) shall, if such termination occurs upon or after a 'Change of Control' (as defined in Section 5.6 hereof), be calculated in the same manner as set forth in Section 9.1 above for benefits payable in the event of a termination of the Plan. Notwithstanding any provision to the contrary herein contained, if, prior to a 'Change of Control' (as defined in Section 5.6 hereof), a Participant's employment with the Employer is terminated without Cause or if the Participant's participation in the Plan is terminated for any reason other than resignation or termination of employment for Cause, then, except as otherwise provided in a Participation Agreement entered into in the form attached hereto as Exhibit C-2, the amount of the benefits payable under this Plan to such Participant shall be calculated in the manner set forth in Section 5.1 above and the Participant's right to a Supplemental Pension shall vest only if the Participant has been






a corporate officer of the Employer for at least two years and has five years of vesting service under the Pension Plan as of the date of such termination."

      9. Exhibit B shall be, and hereby is, replaced with Exhibit B attached to this Amendment.

     10. Exhibit C-1 shall be, and hereby is, replaced with Exhibit C-1 attached to this Amendment.


     IN WITNESS WHEREOF, the Employer has executed this Amendment
No. 1 to The Atmos Energy Corporation Supplemental Executive
Benefits Plan this       day of November, 1995 to be effective as
of this date.
                                 ATMOS ENERGY CORPORATION

                                 By: /s/ Robert F. Stephens
                                    -----------------------------
                                         Robert F. Stephens
                                    President and Chief Operating
                                    Officer







































                             EXHIBIT B

                     NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT is entered into as of the ____
day of         , 19     by and between ATMOS ENERGY CORPORATION,
a Texas corporation (the "Employer"), and       ("Participant").


                       W I T N E S S E T H:

     WHEREAS, the Employer has adopted the Atmos Energy
Corporation Supplemental Executive Benefits Plan (the "Plan"), pursuant to which the corporate officers may receive supplemental retirement, disability, and death benefits; and

     WHEREAS, in accordance with the requirements of the Plan and as an inducement to the Employer to allow Participant's participation in the Plan, Participant has agreed to execute and enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Participant agrees that, during the term of this Agreement, Participant shall not (a) participate, directly or indirectly, as an employee, agent, representative, officer, director, stockholder, partner, joint venturer, or otherwise or
(b) have any direct or indirect financial interest in any form in any business that sells or offers for sale, directly or indirectly, any products or services that are competitive with the products or services sold or offered for sale by the Employer in any geographic location which the Employer shall be doing business during such period of time as Participant is a participant in the Plan; provided, however, that the ownership by Participant of any stock listed on a national securities exchange of any corporation conducting a competing business shall not be deemed a violation of this Agreement if the aggregate amount of such stock owned by Participant does not exceed one percent (1%) of the total outstanding stock of such corporation.

     2. In the event of a breach or threatened breach of the provisions of this Agreement by Participant, the Employer shall be entitled (as an absolute right and without the necessity of proving irreparable injury or damages and in addition to any other remedies available under the Plan or otherwise) to an injunction restraining Participant from such violation.

     3. If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair, or invalidate the remainder of this Agreement but shall be






confined in its operation to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered. To the extent that the provisions of this Agreement are adjudged to be invalid or unenforceable, this Agreement shall be construed and (in the absence of such construction) reformed so as to allow the maximum benefit of the provisions of this Agreement permitted by law. If, however, this Agreement shall for any reason be held by a court of competent jurisdiction to be excessively broad as to time, duration, geographical scope, activity, or subject matter, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable laws as they shall then appear.

     4. This Agreement shall become effective as of the commencement of Supplemental Pension or Disability Pension benefits from the Plan and shall terminate upon the earliest to occur of (i) five (5) years from the date Participant begins receiving Supplemental Pension or Disability Pension benefits from the Plan, (ii) the attainment of age 67 by Participant, or
(iii) Participant's death.

     5. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first written above.


PARTICIPANT:                         ATMOS ENERGY CORPORATION


                                     By:
------------------------------           --------------------



























                           EXHIBIT C-1

             (FORM OF AGREEMENT FOR ALL PARTICIPANTS
                     OTHER THAN MR. VAUGHAN)

                     PARTICIPATION AGREEMENT

     THIS PARTICIPATION AGREEMENT is entered into as of the
day of           , 19    by and between ATMOS ENERGY CORPORATION,
a Texas corporation (the "Employer"), and        ("Participant").

                       W I T N E S S E T H:

     WHEREAS, the Employer has adopted the Atmos Energy
Corporation Supplemental Executive Benefits Plan (the "Plan"), pursuant to which the corporate officers may receive supplemental retirement, disability, and death benefits; and

     WHEREAS, in accordance with Section 9.6 of the Plan, the Employer and Participant have agreed to execute and enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Employer hereby agrees to provide to Participant the benefits described in the Plan pursuant to the terms and conditions set forth therein. Employer further agrees that, in the event it amends or terminates the Plan in such a manner that results in a decrease in the amount of the benefits to be paid under the Plan to Participant or terminates Participant's employment without Cause or Participant's participation in the Plan for any reason other than Participant's resignation or termination of Participant's employment for Cause, Participant shall have the right to, and the Employer agrees to pay to Participant, any benefits accrued prior to the effective date of such amendment or termination of the Plan or of such termination of Participant's employment with the Employer or participation in the Plan, the amount of which benefit shall be calculated as follows:

     (a) In the event the Employer amends the Plan and such amendment results in a decrease in the amount of the Supplemental Pension, Disability Pension, or death benefit that would be paid under the Plan but for the amendment thereof, the amount of Participant's benefit shall be the sum of (i) Participant's benefit as calculated pursuant to the terms of the Plan in effect immediately prior to the amendment thereof and based upon Participant's Compensation as of the date of his retirement, disability, or death multiplied by a fraction, the numerator of which shall be the number of years of vesting service by Participant in the Pension Plan prior to the effective date of the amendment (which number shall not be less than 5 nor greater






than 20) and the denominator of which shall be the total number of years of vesting service by Participant in the Pension Plan (which number, for purposes of calculating Participant's Supplemental Pension, shall not be greater than 20), plus (ii) Participant's benefit as calculated pursuant to the terms of the Plan as amended based upon Participant's Compensation as of the date of his retirement, disability, or death multiplied by a fraction, the numerator of which shall be the number of years that Participant participated in the Pension Plan after the effective date of the amendment (which number, for purposes of calculating Participant's Supplemental Pension, when added to the numerator of the fraction in clause (i) above, may not exceed 20) and the denominator of which shall be the total number of years of vesting service by Participant in the Pension Plan (which number for purposes of calculating Participant's Supplemental Pension, shall not be greater than 20); provided, however, that if the Plan is so amended prior to Participant's fifth year of vesting service in the Pension Plan, Participant's Supplemental Pension payable hereunder shall be calculated solely in accordance with the terms of the Plan as amended; provided further that, in the event of any such amendment occurring upon and after a "Change in Control" (as defined in Paragraph 2 hereof), Participant's Supplemental Pension must be at least equal to that calculated pursuant to the provisions of Section
9.1 of the Plan for benefits payable in the event of a termination of the Plan.

     (b) In the event the Employer terminates the Plan or any portion thereof and such termination affects the Disability Pension or death benefit described in the Plan, Participant's Disability Pension and death benefit shall be calculated as of the date of termination of such benefit as though the date of such termination was the date that Participant became disabled or died. Such Disability Pension and death benefit shall become payable, however, only upon Participant's disability or death occurring in accordance with the terms of the Plan in effect immediately prior to the date of its termination.

     (c) In the event the Employer terminates the Plan or any portion thereof and such termination affects the Supplemental Pension described in the Plan, Participant's right to a Supplemental Pension shall immediately vest regardless of whether Participant has been a corporate officer of the Employer for at least two years or has five years of vesting service under the Pension Plan. In such event, Participant's Supplemental Pension shall be the amount determined in accordance with Section 5.1 of the Plan (i) except that it shall be based upon Participant's Compensation as of the date of the termination of the Plan,
(ii) except that Participant shall be treated as having the number of years of benefits service under the Pension Plan as he would have if he remains in the Pension Plan until he reaches his Earliest Commencement Age as set forth in the Minimum Benefit Schedule attached to the Plan as Exhibit A or, if Participant is not listed on the Minimum Benefit Schedule, age 62, and (iii) except that, if Participant is not fully vested under the Pension






Plan, the calculation made under paragraph (b) of Exhibit A-1 to the Plan shall be made on the basis of the monthly amount of pension that would be payable to Participant if he were so fully vested.

     (d) If, at any time prior to a "Change in Control" (as defined in Paragraph 2 hereof), Participant's employment with the Employer is terminated without Cause (as defined in this Paragraph 1(d)) or if Participant's participation in the Plan is terminated for any reason other than resignation or termination of employment for Cause, Participant shall nevertheless be entitled to the benefits payable under the Plan that have accrued prior to the termination of Participant's employment or Plan participation, the amount of such benefits to be calculated in the manner set forth in Section 5.1 of the Plan; provided, however, that Participant's right to a Supplemental Pension shall vest only if Participant has been a corporate officer of the Employer for at least two years and has at least five years of vesting service under the Pension Plan as of the date of such termination. The amount of the benefits payable under the Plan to Participant in such event shall be calculated in the same manner as set forth in Subparagraph 1(c) above for benefits payable in the event of a termination of the Plan. As used in this Paragraph 1, "Cause" for termination of employment shall mean termination upon (i) the willful and continued failure by Participant to substantially perform his duties with the Employer (other than any such failure resulting from Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant by the Employer that specifically identifies the manner in which the Employer believes that Participant has not substantially performed his duties or (ii) Participant's willful engagement in conduct that is demonstrably and materially injurious to the Employer, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on Participant's part shall be deemed "willful" unless done, or omitted to be done, by Participant not in good faith and without a reasonable belief that the action or omission was in the best interests of the Employer. Notwithstanding the foregoing, Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of Directors of the Employer at a meeting of such Board of Directors called and held for such purpose (after reasonable notice to Participant and an opportunity for Participant, together with Participant's counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors that Participant was guilty of conduct set forth above in clauses (i) or (ii) of this Subparagraph 1(d) and specifying the particulars thereof in detail.

     2. Notwithstanding anything expressly or impliedly to the contrary contained in this Agreement or the Plan, if, following a Change in Control of the Employer, Participant's employment is






terminated, or he is demoted or reassigned to a position that is no longer a corporate officer position, for any reason other than for Cause (as defined in Paragraph 1 of this Plan), Participant shall nevertheless be entitled to receive a Supplemental Pension at such time as he becomes entitled to receive a benefit under the Pension Plan regardless of whether Participant has been a corporate officer of the Employer for at least two years or has five years of vesting service under the Pension Plan at the time of such termination, demotion, or reassignment. Such Supplemental Pension shall be calculated in the same manner as set forth in Subparagraph 1(c) above for benefits payable in the event of a termination of the Plan. As used in this Paragraph 2, a "Change in Control" of the Employer shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Employer, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 33-1/3% or more of the combined voting power of the Employer's then outstanding securities; or (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Employer to effect a transaction described in clauses (i) or (ii) of this Paragraph) whose election by the Board or nomination for election by the Employer's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Employer approve a merger or consolidation of the Employer with any other corporation, other than a merger or consolidation which would result in the voting securities of the Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Employer or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Employer approve a plan of complete liquidation of the Employer or an agreement for the sale or disposition by the Employer of all or substantially all the Employer's assets.

     3. Except as otherwise provided in Paragraph 2 of this Agreement, Participant agrees that nothing in this Agreement or the Plan shall entitle him, or be deemed to entitle him, to receive a Supplemental Pension under the Plan if (i) he has not met the requirements for a Supplemental Pension as set forth in the Plan, (ii) his employment with the Employer is terminated prior to his reaching the age of eligibility for the immediate commencement of his Pension Plan benefit due to resignation, or







(iii) his employment with the Employer is terminated for Cause
(as defined in Paragraph 1 above).

     4. No amendment or termination of the Plan by the Employer shall constitute an amendment or termination of this Agreement. This Agreement may be amended or modified only by the written agreement of the parties hereto, and will terminate only upon the occurrence of the earlier of the following events: (i) the execution of a written agreement to terminate this Agreement signed by all of the parties hereto, (ii) the satisfaction of all of the Employer's obligations to Participant under the Plan and this Agreement, (iii) the termination by Participant of Participant's employment with the Employer by resignation effective prior to Participant reaching age 55 unless such resignation occurs after a Change in Control, (iv) the termination for Cause of Participant's employment with the Employer, or (v) the breach by Participant of any of the terms or provisions of the Noncompetition Agreement executed by Participant in accordance with the Plan.

     5. Nothing contained in this Agreement shall be construed as a contract of employment between the Employer and Participant, or as a right of Participant to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge Participant with or without cause.

     6. The Employer agrees to pay any and all legal fees and expenses incurred by Participant in seeking to obtain or enforce any right or benefit provided by this Agreement.

     7. Each capitalized term used in this Agreement that is not otherwise defined herein shall have the same meaning attributed to it in the Plan.

     8. Any successor to the Employer hereunder, which successor continues or acquires any of the business of the Employer, shall be bound by the terms of this Agreement in the same manner and to the same extent as the Employer.

     9. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.


     IN WITNESS WHEREOF, the parties hereto have executed this Participation Agreement as of the date first written above.

PARTICIPANT:                  ATMOS ENERGY CORPORATION


                              By:





